Exhibit 10.2(a)

EXECUTION VERSION

AMENDMENT NO. 10

TO MASTER REPURCHASE AGREEMENT

Amendment No. 10, dated as of June 21, 2004 (this “Amendment”), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and NLC, INC. and FIRST NLC FINANCIAL SERVICES, LLC (collectively, the “Sellers”).

RECITALS

The Buyer and the Sellers are parties to that certain Master Repurchase Agreement, dated as of December 20, 2001, as amended by Amendment No. 1, dated as of May 2, 2002, Amendment No. 2, dated as of September 3, 2002, Amendment No. 3, dated as of December 19, 2002, Amendment No. 4, dated as of March 31, 2003, Amendment No. 5, dated as of May 28, 2003, Amendment No. 6, dated as of July 28, 2003, Amendment No. 7, dated as of January 2, 2004, Amendment No. 8, dated as of March 1, 2004 and Amendment No. 9, dated as of March 31, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Sellers have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Sellers hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended, as follows:

SECTION 1. No Material Adverse Effect. Notwithstanding anything to the contrary in the Existing Repurchase Agreement, as amended hereby, the Buyer and the Sellers hereby agree that the occurrence of the Reorganization and the resulting distribution of funds pursuant to the Cash Account Agreement and the IPO will not, by themselves, constitute a Material Adverse Effect, Default or Event of Default under the Repurchase Agreement.

SECTION 2. Definitions.

2.1 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the definitions of “Bank”, “Cash Account”, “Cash Account Agreement”, “Goldman” “Intercreditor Agreement”, “Limited Guarantors” “Limited Guaranty”, “IPO”, “IPO Proceeds”, “Reorganization” and “WAMU” in their proper alphabetical order with the following language:

“Bank” means WAMU, and its successor in interest or assigns.

“Cash Account” means the account established by the Bank pursuant to the Cash Account Agreement.

“Cash Account Agreement” means that certain Cash Account Control Agreement, dated as of June 21, 2004 among the Buyer, Goldman, WAMU, the Limited Guarantors and the Bank, as the same may be amended, supplemented or modified from time to time.

“Goldman” means Goldman Sachs Mortgage Company and its successor in interest or assigns.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of June 21, 2004, by and between Buyer, WAMU and Goldman, as the same may be amended, supplemented or modified from time to time.

“Limited Guarantors” means Sun Mortgage Partners, LP, a Delaware limited partnership, Neal Henschel, Jeffrey Henschel, Andrew Henschel and Benjamin Henschel and their respective successors and assigns.

“Limited Guaranty” means that certain Limited Guaranty, dated as of June 21, 2004, made by the Limited Guarantors in favor of the Buyer, as the same may be amended, supplemented or modified from time to time.

“IPO” means the successful completion of an initial public offering of the shares of common stock of First NLC Financial Services, Inc.

“IPO Proceeds” means proceeds received by the Sellers as a result of the IPO sufficient to ensure compliance with the financial covenants set forth in Sections 14(a), (b) and (e) of this Repurchase Agreement.

“Reorganization” means the merger of NLC Financial Services, LLC, a Delaware limited liability company with and into First NLC Financial Services, Inc., a Delaware corporation, as contemplated by the S-1, as amended, filed on June 8, 2004 by First NLC Financial Services, Inc.

“WAMU” means Washington Mutual Bank, F.A. and its successor in interest or assigns.

2.2 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Change in Control” and “Program Agreements” in their entirety and replacing them with the following language:

““Change in Control” means,

(A) the sale, transfer, or other disposition of all or substantially all of a Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(B) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of the Seller immediately prior to such merger, consolidation or other reorganization; or

(C) there is a change in the majority of the board of managers of First NLC during any twelve-month period.

(D) there is a change in the majority of the board of directors of NLC, Inc. during any twelve-month period.”

“Program Agreements” means, collectively, the Servicing Agreement, the Servicer Notice, the Custodial Agreement, this Agreement, the Limited Guaranty, the Cash Account Agreement, the Intercreditor Agreement, the Electronic Tracking Agreement, if entered into, and with respect to each Exception Mortgage Loan, a Purchase Confirmation.

SECTION 3. Covenants.

3.1 Section 14 of the Existing Repurchase Agreement is hereby amended by deleting clauses (a) and (b) thereof and replacing them with the following:

“(a) Adjusted Net Worth. First NLC shall maintain an Adjusted Net Worth of not less than (A) at all times (other than on and including the date of the Reorganization until the earlier of (1) July 15, 2004 and the (2) date of the IPO) (a) prior to July 1, 2004, $13,000,000 and (b) on and after July 1, 2004 (x) $13,000,000 plus (y) 20% of First NLC’s positive quarterly Net Income for each quarter and (B) on and including the date of the Reorganization until the earlier of July 15, 2004 and the date of the IPO, (1) $2,000,000; and (2) (x) Adjusted Net Worth plus (y) the amount, if any, on deposit in the Cash Account subject to the Cash Account Agreement, shall not be less than $13,000,000.

(b) Indebtedness to Adjusted Net Worth. For each quarter commencing after December 31, 2000, First NLC’s ratio of consolidated Indebtedness to consolidated Adjusted Net Worth plus the amount, if any, on deposit in the Cash Account subject to the Cash Account Agreement, shall not exceed 20:1.”

3.2 Section 17(a) of the Existing Repurchase Agreement is hereby amended by deleting subclauses (1) and (2) thereof and replacing them with the following:

“(1) as soon as available and in any event within forty-five (45) calendar days after the end of each of Sellers’ first three fiscal quarters in each fiscal year, (i) the unaudited consolidated and consolidating balance sheets of the Sellers as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Sellers for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Sellers, which certificate shall state that said combined consolidated and consolidating financial statements fairly present in all material respects the combined consolidated and consolidating financial condition and results of operations of Sellers in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments); or (ii) a copy of the quarterly 10-Q filed with the SEC by the Sellers or their Affiliates;

(2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Sellers, the combined consolidated and consolidating balance sheets of Sellers as at the end of such fiscal year and the combined related consolidated and consolidating statements of income and retained earnings and of cash flows for the Sellers for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of Sellers as at the end of, and for, such fiscal year in accordance with GAAP; or (ii) a copy of the annual 10-K filed with the SEC by the Sellers or their Affiliates;”

3.3 Section 12 of the Existing Repurchase Agreement is hereby amended by adding subsection (dd) thereto with the following:

“(dd) Acknowledgment of Receipt of IPO Proceeds. The Sellers shall provide evidence, to the reasonable satisfaction of the Buyer, of First NLC’s receipt of the IPO Proceeds. Upon the Buyer’s receipt of evidence of the First NLC’s receipt of the IPO Proceeds in accordance with the immediately preceding sentence, the Buyer will promptly provide the Bank with the Notice of Receipt of IPO Proceeds (as defined in the Cash Account Agreement).”

SECTION 4. Events of Default. Section 15(g) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(g) Breach of Financial Representation or Covenant or Obligation. A breach by any Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1), 13(a)(7), 13(a)(12), 13(a)(19), 13(a)(23), 14a, 14b, 14d, 14e, 14r, 14v, 14w, 14bb, 14cc or 14dd of this Agreement.”

SECTION 5. Conditions Precedent. This Amendment shall become effective on 21, 2004 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

5.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer and the Sellers;

(b) that certain Limited Guaranty, executed and delivered by duly authorized officers of the Limited Guarantors;

(c) that certain Cash Account Control Agreement, executed and delivered by duly authorized officers of the Buyer, WAMU, Goldman, Individual Guarantors and the Bank;

(d) that certain Intercreditor Agreement, executed and delivered by duly authorized officers of the Buyer, WAMU and Goldman;

(e) favorable written opinions which shall include, without limitation:

(i) an enforceability opinion related to the execution of this Amendment by the Seller;

(ii) an enforceability opinion related to the execution of the Limited Guaranty and the Cash Account Agreement by the Limited Guarantors;

(iii) a corporate opinion related to Sun Mortgage Partners, LP entering into the Limited Guaranty and Cash Account Agreement; and

(iv) an opinion as to the creation and perfection of the security interests created in the Cash Account Agreement; and

(f) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 6. Representations and Warranties. Each Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Repurchase Agreement.

SECTION 7. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 8. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/S/ BRUCE S. KAISERMAN
	Name:	Bruce S. Kaiserman
	Title:	Vice President

Seller:	NLC, INC., as Seller

	By:	/S/ JEFFREY M. HENSCHEL
Name:
Title:

Seller:	FIRST NLC FINANCIAL SERVICES, LLC, as Seller

	By:	/S/ JEFFREY M. HENSCHEL
Name:
Title: